UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2025

LIBERTY LIVE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43015	33-2910829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Series A Liberty Live Group Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Group Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 15, 2025, at 4:05 p.m., New York City time (the “Effective Time”), Liberty Media Corporation (“Liberty Media”) completed its previously announced split-off (the “Split-Off”) of its former wholly owned subsidiary Liberty Live Holdings, Inc. (the “Company”).

The Split-Off was accomplished by a redemption by Liberty Media of each outstanding share of its Liberty Live common stock, par value $0.01 per share, in exchange for one share of the corresponding series of Liberty Live Group common stock, par value $0.01 per share, of the Company. As a result of the Split-Off, the Company is now an independent, publicly traded company and its businesses, assets and liabilities consist of those businesses, assets and liabilities previously attributed to Liberty Media’s Liberty Live Group as of immediately prior to the Split-Off.

Split-Off Agreements and New Holder Assignment And Assumption Agreement

In connection with the Split-Off, the following agreements were entered into by the Company (the “Split-Off Agreements”):

•	the Reorganization Agreement, dated as of December 14, 2025, by and between the Company and Liberty Media, which provides for, among other things, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between the Company and Liberty Media with respect to and resulting from the Split-Off;

•	the Tax Sharing Agreement, dated as of December 15, 2025, by and between the Company and Liberty Media, which governs the allocation of taxes, tax benefits, tax items and tax-related losses between the Company and Liberty Media;

•	the Services Agreement, dated as of December 15, 2025, by and between the Company and Liberty Media, which governs the provision by Liberty Media to the Company of specified services and benefits following the Split-Off;

•	the Facilities Sharing Agreement, dated as of December 15, 2025, by and among the Company, Liberty Media, Liberty Property Holdings, Inc. (a subsidiary of Liberty Media), Liberty Tower, Inc. (a subsidiary of Liberty Media) and Liberty Centennial Holdings, Inc. (a subsidiary of Liberty Media), pursuant to which, among other things, the Company will share office facilities with Liberty Media located at 12300 Liberty Boulevard, Englewood, Colorado; and

•	the Aircraft Time Sharing Agreement, dated as of December 15, 2025, by and between the Company and Liberty Media, which governs the lease by Liberty Media of its aircraft to the Company and the provision of a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis.

In addition to the Split-Off Agreements and in connection with the Split-Off, the Company also entered into that certain New Holder Assignment and Assumption Agreement, dated as of December 15, 2025 with Liberty Media and Live Nation Entertainment, Inc. (“Live Nation”) (the “New Holder Assignment and Assumption Agreement”), which provides for Liberty Media’s assignment and transfer of, and the assumption by the Company of, Liberty Media’s rights, benefits, liabilities and obligations under that certain Stockholder Agreement, dated as of February 10, 2009, by and among Live Nation, Liberty Media and certain other parties thereto. Further, in connection with the New Holder Assignment and Assumption Agreement, the Company also entered into that certain Assignment and Assumption Agreement, dated as of December 15, 2025, with Liberty Media and Live Nation, which provides for Liberty Media’s assignment and transfer of, and the assumption by the Company of, Liberty Media’s rights, benefits, liabilities and obligations under that certain Registration Rights Agreement, dated as of January 25, 2010, by and among Live Nation, Liberty Media and certain other parties thereto.

The section of the prospectus filed on November 4, 2025 with the Securities and Exchange Commission (the “Prospectus”), entitled “Certain Relationships and Related Party Transactions—Agreements Relating to the Split-Off,” which describes the material terms of the Split-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Split-Off Agreements and the New Holder Assignment and Assumption Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

2.375% Exchangeable Senior Debentures due 2053

In connection with the Split-Off, the Company entered into a supplemental indenture, dated as of December 15, 2025, with Liberty Media and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to the Indenture, dated as of September 14, 2023 (as amended and supplemented prior thereto, the “Indenture”), between Liberty Media and the Trustee relating to the 2.375% Exchangeable Senior Debentures due 2053 (the “Exchangeable Debentures”) by which the Company assumed from Liberty Media all obligations under the Indenture and the Exchangeable Debentures. Subject to certain terms and conditions, upon exchange of an Exchangeable Debenture, the Company shall deliver the cash value of the shares of common stock of Live Nation attributable to such Exchangeable Debenture. The number of shares of Live Nation common stock attributable to an Exchangeable Debenture represents an initial exchange price of approximately $104.91 per share. A total of approximately 11 million shares of Live Nation common stock are attributable to the Exchangeable Debentures. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. As of September 30, 2025, the adjusted principal amount of the Exchangeable Debentures was $1,150 million.

Pursuant to the terms of the Indenture, as a result of the Split-Off, holders of the Exchangeable Debentures have the right for a certain period following the Split-Off to require the Company to repurchase the Exchangeable Debentures. The purchase price of the Exchangeable Debentures will equal 100% of the adjusted principal amount of the Exchangeable Debentures plus accrued and unpaid interest to the purchase date, plus any final period distribution. In addition, in connection with the Split-Off, holders also have the right to exchange the Exchangeable Debentures for a certain period following the Split-Off. To the extent the Exchangeable Debentures remain outstanding following expiration of the holders’ repurchase right (and assuming no exchange right is exercised), the Exchangeable Debentures will remain outstanding as indebtedness of the Company.

Item 3.03.  Material Modification to Rights of Securities Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors; Resignation of Renee L. Wilm and Chad R. Hollingsworth

At the Effective Time, the size of the Company’s board of directors (the “Board”) was increased to five directors, and to fill the vacancies and newly created directorships resulting from the resignations described below and the expansion of the Board, Robert R. Bennett, Derek Chang, Carl E. Vogel, David J.A. Flowers and Bill Kurtz were appointed to the Board. Following the appointments, the Company has a total of five directors and Robert R. Bennett serves as Chairman of the Board. The members of the Board are divided into three classes: (i) Mr. Kurtz appointed as a Class I Director, whose term will expire at the annual meeting of stockholders in 2026; (ii) Mr. Flowers and Mr. Vogel appointed as Class II Directors, whose terms will expire at the annual meeting of stockholders in 2027; and (iii) Mr. Bennett and Mr. Chang appointed as Class III Directors, whose terms will expire at the annual meeting of stockholders in 2028. Mr. Bennett and Mr. Chang will serve as members of the Executive Committee of the Board. Mr. Vogel, Mr. Flowers and Mr. Kurtz will serve as members of the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board, and each of Mr. Vogel, Mr. Flowers and Mr. Kurtz will serve as the chairperson of the foregoing committees, respectively, following the Split-Off.

In connection with the closing of the Split-Off and appointment of the new directors, Renee L. Wilm and Chad R. Hollingsworth resigned from the Board, effective as of the Effective Time. Ms. Wilm remains Chief Legal Officer and Chief Administrative Officer of the Company. Mr. Hollingsworth remains the President and Chief Executive Officer of the Company.

Officers of the Company

In connection with the Split-Off, the individuals listed below, who served as officers of Liberty Media prior to the Split-Off, were elected and appointed to serve as executive officers of the Company.

Name	Positions
Chad R. Hollingsworth Age: 49

President and Chief Executive Officer of the Company.

Mr. Hollingsworth has also served as Senior Vice President of Liberty Broadband Corporation (“Liberty Broadband”) and Liberty Media since January 2016 and of GCI Liberty, Inc. (“GCI Liberty”) since December 2024.

Mr. Hollingsworth also previously served as Senior Vice President of QVC Group, Inc. (formerly Qurate Retail, Inc.) (“QVC Group”) from January 2016 to March 2025, Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) from January 2016 to April 2025, Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) from December 2022 to August 2024, Liberty Media Acquisition Corporation (“LMAC”) from November 2020 to December 2022 and prior GCI Liberty, Inc. (“prior GCI Liberty”) from March 2018 to December 2020. Prior to January 2016, Mr. Hollingsworth held various positions with certain of these companies and their predecessors since 2007, including Manager, Director and Vice President.

Mr. Hollingsworth has served on the board of directors of Live Nation since 2020. He also currently serves as a director for Rocky Mountain PBS and Invest in Kids, both Colorado-based nonprofits.

Brian J. Wendling Age: 53

Chief Accounting Officer and Principal Financial Officer of the Company.

Mr. Wendling has also served as Principal Financial Officer and Chief Accounting Officer, since July 2019 and January 2020, respectively, of Liberty Broadband and Liberty Media and, since December 2024 of GCI Liberty.

Mr. Wendling has held various positions with certain of these companies and their predecessors since 1999. Mr. Wendling also previously served as Principal Financial Officer and Chief Accounting Officer of QVC Group from July 2019 and January 2020, respectively, to March 2025, Senior Vice President and Chief Financial Officer of Liberty TripAdvisor from January 2016 to April 2025 and Principal Financial Officer and Chief Accounting Officer of Atlanta Braves Holdings from December 2022 to August 2024, LMAC from November 2020 to December 2022 and prior GCI Liberty from July 2019 and January 2020, respectively, to December 2020.

Mr. Wendling has served on the board of comScore, Inc. since March 2021.

Renee L. Wilm Age: 51

Chief Legal Officer and Chief Administrative Officer of the Company.

Ms. Wilm has also served as Chief Legal Officer and Chief Administrative Officer, since September 2019 and January 2021, respectively, of Liberty Broadband and Liberty Media and, since December 2024 of GCI Liberty.

Ms. Wilm previously served as Chief Legal Officer and Chief Administrative Officer of QVC Group from September 2019 and January 2021, respectively, to May 2025 and March 2025, respectively, Liberty TripAdvisor from September 2019 and January 2021, respectively, to April 2025, Atlanta Braves Holdings from December 2022 to August 2024, and LMAC from November 2020 and January 2021, respectively, to December 2022, a director of LMAC from January 2021 to December 2022 and the Chief Legal Officer of prior GCI Liberty from September 2019 to December 2020. Ms. Wilm also served as Chief Executive Officer of Las Vegas Grand Prix, Inc., a wholly owned subsidiary of Liberty Media and Formula 1, from January 2022 to February 2025.

Prior to September 2019, Ms. Wilm was a Senior Partner with the law firm Baker Botts L.L.P., where she represented Liberty TripAdvisor, Liberty Media, QVC Group, Liberty Broadband and prior GCI Liberty and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. At Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2025, the Company filed its Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Nevada Secretary of State, which became effective as of 4:01 p.m., New York City time, on December 15, 2025.  The Restated Articles provided for the reclassification of the Company’s then outstanding common stock, par value $0.01 per share, into the Company’s Series A Liberty Live Group common stock, Series B Liberty Live Group common stock and Series C Liberty Live Group common stock (collectively, the “Liberty Live Group Common Stock”). The Restated Articles also authorize a group of common stock to be designated the Ventures Group common stock (“Ventures Group Common Stock” and together with Liberty Live Group Common Stock, the “Company Common Stock”), which may be issued in three series. No shares of Ventures Group Common Stock are outstanding. The Restated Articles set forth the terms of the Company Common Stock and the rights of holders of the Company Common Stock. Shares of the Company’s Series A Liberty Live Group common stock and Series C Liberty Live Group common stock will begin trading on Nasdaq under the symbols “LLYVA” and “LLYVK” on December 16, 2025. Shares of the Company’s Series B Liberty Live Group common stock will be quoted on the OTC Markets under the symbol “LLYVB” and quoting is expected to begin on or around December 17, 2025.

Also on December 15, 2025, effective as of the Effective Time, the Company amended and restated its bylaws (the “Bylaws”) to read as filed as Exhibit 3.2 to this Current Report on Form 8-K.

The section of the Prospectus entitled “Description of Liberty Live Capital Stock and Comparison of Stockholder Rights,” which describes certain provisions of the Restated Articles and Bylaws, are incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Restated Articles and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On December 15, 2025, the Company and Liberty Media issued a joint press release announcing the completion of the Split-Off. The full text of the press release is filed as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Reorganization Agreement, dated as of December 14, 2025, by and between Liberty Media Corporation and Liberty Live Holdings, Inc.
3.1	Amended and Restated Articles of Incorporation of Liberty Live Holdings, Inc.
3.2	Amended and Restated Bylaws of Liberty Live Holdings, Inc.
10.1	Tax Sharing Agreement, dated as of December 15, 2025, by and between Liberty Media Corporation and Liberty Live Holdings, Inc.
10.2	Services Agreement, dated as of December 15, 2025, by and between Liberty Media Corporation and Liberty Live Holdings, Inc.
10.3	Facilities Sharing Agreement, dated as of December 15, 2025, by and among Liberty Media Corporation, Liberty Live Holdings, Inc., Liberty Property Holdings, Inc., Liberty Tower, Inc. and Liberty Centennial Holdings, Inc.
10.4	Aircraft Time Sharing Agreement, dated as of December 15, 2025, by and between Liberty Media Corporation and Liberty Live Holdings, Inc.
10.5	New Holder Assignment and Assumption Agreement, dated as of December 15, 2025, by and among Liberty Media Corporation, Liberty Live Holdings, Inc. and Live Nation Entertainment, Inc.
99.1	Joint Press Release, dated December 15, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December  15, 2025

LIBERTY LIVE HOLDINGS, INC.

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary